                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1997 (except Note 14, as to which the date is September 10, 1998) to each of the Application for Conversion (Form AC) of Citizens Bank, FSB and Amendments No. 1 to the the Registration Statement (Form S-1) and the related Prospectus of Innes Street Financial Corporation for the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

Winston-Salem, North Carolina
October 29, 1998